UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 21, 2009

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina                  29601

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 21, 2009, The South Financial Group, Inc. (“TSFG”) issued a press release (the “Press Release”) announcing its results of operations for the quarter ended June 30, 2009. A copy of the Press Release, Quarterly Financial Data Supplement and Investor Presentation are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On July 21, 2009, The South Financial Group, Inc. (the “Company”) completed the issuance and sale of 10,000,000 shares of the Company’s common stock, $1.00 par value (the “Common Stock”) at a public offering price of $1.00 per share, pursuant to the exercise in full of the underwriter’s over-allotment option set forth in the underwriting agreement (the “Underwriting Agreement”) dated June 19, 2009 with Morgan Stanley & Co. Incorporated, as underwriter (the “Underwriter”). The shares of Common Stock were sold pursuant to the prospectus supplement, filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2009, to the accompanying prospectus dated April 22, 2009, constituting a part of the Company’s Registration Statement on Form S-3 (File No. 333-157706), filed on March 5, 2009 and amended on March 27, 2009 and April 17, 2009. The net proceeds of the sale of the 10,000,000 shares of Common Stock, after underwriting discounts and commissions were $9,450,000.

The Underwriting Agreement is attached as Exhibit 1.1 hereto.

Item 9.01. Financial Statements and Exhibits .

Exhibit No.	Description
1.1

Underwriting Agreement, between the Company and Morgan Stanley & Co. Incorporated, dated June 19, 2009 (incorporated by reference to Exhibit 1.1 of the Company’s Current

Report on Form 8-K filed June 24, 2009)

99.1	Press Release dated July 21, 2009
99.2	Quarterly Financial Data Supplement, Second Quarter 2009
99.3	Investor Presentation, Second Quarter 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

July 21, 2009	By:	/s/William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President and General Counsel

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